THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. R-1                                                   REGISTERED PRINCIPAL
                                                          AMOUNT:  $ 200,000,000
CUSIP No.: 224044 AZ 0


                            Cox Communications, Inc.
                        FLOATING RATE MOPPRSSM/CHEERSSM

ORIGINAL ISSUE DATE:                      INTEREST RATE                               STATED MATURITY DATE:
November 7, 2000                          TO INITIAL MANDATORY TENDER                 November 7, 2012, subject to
                                          DATE:  LIBOR plus 0.70%                     extension as provided herein.
INITIAL MANDATORY TENDER DATE:            INTEREST RATE
November 7, 2002                          OR RATES ON AND AFTER THE INITIAL
                                          MANDATORY    TENDER   DATE:    To   be
                                          determined as provided  herein and set
                                          forth in the  records of the  Trustee,
                                          and  such   rates  set  forth  in  the
                                          Trustee's  records shall  constitute a
                                          part of this Security.







INITIAL PERIOD:  From, and including,     INTEREST PAYMENT DATE(S) FOR INITIAL        INTEREST RESET DATES FOR INITIAL
the Original Issue Date to, but           PERIOD:  February 7, May 7, August 7 and    PERIOD:  February 7, May 7,
excluding, the Initial Mandatory Tender   November 7 of each year, commencing         August 7 and November 7 of each
Date.                                     February 7, 2001.                           year, commencing November 7,
                                                                                      2000.



         Cox Communications, Inc., a Delaware corporation (the "Company"), which term includes any successor under the Indenture hereinafter referred to, for value received, hereby promises to pay to Cede & Co., a nominee of The Depository Trust Company ("DTC"), or its registered assigns, the principal amount of TWO HUNDRED MILLION DOLLARS ($200,000,000), on the Stated Maturity Date specified above (or any earlier redemption date or repurchase date) (each such Stated Maturity Date, redemption date or repurchase date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the interest rate per annum specified above to, but excluding, November 7, 2002 (the "Initial Mandatory Tender Date"), and thereafter, subject to the terms and conditions set forth herein, at the interest rate or interest rates determined in accordance with the procedures set forth below, until the principal hereof is paid or duly made available for payment. The Company will pay interest in arrears on each Interest Payment Date (as defined below), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above.

         The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Security in United States dollars.

         Reference is hereby made to the further provisions of this Security set forth following the Trustee's Certificate of Authentication (the "Certificate of Authentication") set forth below.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Cox Communications, Inc. has caused this Security to be duly executed manually or by facsimile.

Date:  November 7, 2000

                                        Cox Communications, Inc.
(SEAL)


                                        By:
                                           ----------------------------------
                                        Name: Dallas S. Clement
                                        Title: Senior Vice President
                                               of Strategy & Development and
                                               Treasurer




By:
   ------------------------------------
Name:    Jimmy W. Hayes
Title:   Executive Vice President,
         Finance and Administration and
         Chief Financial Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated: November 7, 2000



THE BANK OF NEW YORK,
As Trustee



By: __________________________________
      Authorized Signatory

                            Cox Communications, Inc.
                         FLOATING RATE MOPPRSSM/CHEERSSM

1. Definitions. The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         "Additional Mandatory Tender Date" shall have the meaning assigned to it in Section 6 hereof.

         "Adjusted Dollar Price" shall mean, with respect to the Additional Mandatory Tender Date, the Dollar Price as of the Initial Mandatory Tender Date (determined by the Remarketing Dealer or, if applicable, the Remarketing Dealers, for the Initial Mandatory Tender Date as if the Initial Mandatory
Tender Date were the only Mandatory Tender Date) plus the product of (i) such Dollar Price as of the Initial Mandatory Tender Date, (ii) a rate equal to the greater of (a) the weighted average per annum of the Short Term Rate for the Short Term Spread Period or (b) the weighted average per annum of LIBOR with an Index Maturity equal to the applicable Interest Reset Period for the Short Term Spread Period and reset on the designated Interest Reset Dates for such period and (iii) the number of days in the Short Term Spread Period divided by 360.

         "Base Rate" shall mean 5.742% per annum.

         "Beneficial Owners" shall mean, for Securities in book-entry form, persons who acquire an interest in the Securities which is reflected on the records of DTC through its participants.

         "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or required by law, regulation or executive order to close and, in case LIBOR is the applicable Floating Rate Basis, any such day that is also a London Business Day.

         "Calculation Agent" shall mean the calculation agent or agents appointed by the Company from time to time to perform the duties of calculation agent in accordance with the terms of the Securities and, as the case may be, the Remarketing Agreements or the Remarketing Reset Agreement.

         "Calculation Date" shall have the meaning assigned to it in Section 15 hereof.

         "Chase" shall mean Chase Securities Inc. and its successors and permitted assigns under the Chase Remarketing Agreement.

         "Chase Remarketing Agreement" shall mean the remarketing agreement, dated as of November 7, 2000, between the Company and Chase, as such agreement may be amended or supplemented, which sets forth, among other things, the rights and obligations of Chase as a Remarketing Dealer and Calculation Agent.

         "Comparable Treasury Issue" shall mean with respect to any optional redemption of Securities after the remarketing thereof in the MOPPRS/CHEERS
Mode, the United States Treasury security or securities selected by the Remarketing Dealer or Dealers or, as the case may be, the Remarketing Reset Agent as having an actual or interpolated maturity comparable to the remaining term of the Securities subject to redemption that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

         "Comparable Treasury Issues" shall mean, with respect to the Initial Mandatory Tender Date, the United States Treasury benchmark on-the-run security or securities selected by the Remarketing Dealer or Dealers as having an actual maturity comparable to the remaining term to the Stated Maturity Date of the Securities being purchased.

         "Comparable Treasury Price" shall mean (1) with respect to the Initial Mandatory Tender Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the MOPPRS/CHEERS Spread Determination Date preceding the Initial Mandatory Tender Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such date, (i) the average of the Reference Treasury Dealer Quotations for the Initial Mandatory Tender Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains or, if applicable, the Remarketing Dealers obtain, fewer than four such Reference Treasury Dealer
Quotations,  the average of all such Reference Treasury Dealer  Quotations,  and
(2) with respect to any optional redemption date applicable to any optional redemption of the Securities after the remarketing thereof in the MOPPRS/CHEERS Mode, (a) the average of the applicable Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such applicable Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Defaulted Interest" shall have the meaning assigned to it in Section 3 hereof.

         "DTC" shall mean The Depository Trust Company or its nominees or successors.

         "DTC Participant" shall mean any person that has an account with DTC through which Beneficial Owners acquire, directly or indirectly, an interest in the Securities.

         "Dollar Price" shall mean, with respect to the Securities (or applicable portion thereof), the present value determined by the Remarketing Dealer or, if applicable, the Remarketing Dealers on the third Business Day preceding the Initial Mandatory Tender Date (whether or not such date is the only Mandatory Tender Date), as of the Initial Mandatory Tender Date, of the Remaining Scheduled Payments discounted to the Initial Mandatory Tender Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate; provided that in the case of the Additional Mandatory Tender Date, the Dollar Price shall be the Adjusted Dollar Price.

         "Fixed Interest Determination Date" shall have the meaning assigned to it in Section 13 hereof.

         "Fixed Rate" shall mean any interest rate determined by reference to the Base Rate or a Fixed Rate Basis.

         "Fixed Rate Basis" shall be the semiannual equivalent yield to maturity or interpolated yield to maturity (on a day count basis) determined by 1:00 p.m., New York City time, on the MOPPRS/CHEERS Spread Determination Date for the MOPPRS/CHEERS Mode or, as the case may be, on the Fixed Interest Determination Date for any Subsequent Spread Period (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the applicable United States Treasury security (or securities in the case of interpolation), selected by the Calculation Agent, as having a maturity or interpolated maturity comparable to the duration selected for the following
Spread Period, which would be used in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the duration selected for the following Spread Period.

         "Floating Rate" shall mean any interest rate determined by reference to a Floating Rate Basis.

         "Floating Rate Basis" shall have the meaning assigned to it in Section 15 hereof.

         "H.15 (519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

         "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

         "Indenture" shall have the meaning assigned to in Section 2 hereof.

         "Index Maturity" shall have the meaning assigned to it in Section 15 hereof.

         "Initial Mandatory Tender Date" shall mean November 7, 2002.

         "Initial Mode Election Date" shall mean the fourth Business Day immediately preceding the Initial Mandatory Tender Date.

         "Initial Period" shall have the meaning assigned to it in Section 4 of this Security.

         "Interest  Determination Date" shall have the meaning assigned to it in
Section 15 hereof.

         "Interest   Payment  Dates"  shall  mean  each  Interest  Payment  Date specified for the applicable Spread Period, each Tender Date and Maturity Date.

         "Interest Reset Dates" shall have the meaning assigned to it in Section 4 hereof.

         "London Business Day" shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         "Make-Whole Amount" shall mean, with respect to any optional redemption of Securities after the remarketing thereof in the MOPPRS/CHEERS Mode, an amount equal to the greater of (i) 100% of its principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the date of such redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus the Reinvestment Spread, plus accrued interest to the date of redemption.

         "Mandatory Tender Date" shall mean the Initial Mandatory Tender Date or the Additional Mandatory Tender Date, as the context requires.

         "Maturity Date" shall mean the Stated Maturity Date or any date prior to the Stated Maturity Date on which the principal amount of Securities (or any portion thereof) becomes due and payable by the Company, whether by reason of redemption, repurchase or otherwise.

         "Merrill  Lynch"  shall  mean  Merrill  Lynch,  Pierce,  Fenner & Smith
Incorporated and its successors and permitted assigns under the Merrill Lynch Remarketing Agreement, or as the case may be, the Remarketing Reset Agreement.

         "Merrill Lynch Remarketing Agreement" shall mean the remarketing agreement, dated as of November 7, 2000, between the Company and Merrill Lynch, as such agreement may be amended or supplemented, which sets forth, among other things, the rights and obligations of Merrill Lynch as a Remarketing Dealer and a Calculation Agent.

         "Mode Terms Designation Date" shall mean, (a) in the case of the Short Term Mode, if applicable, the fourth Business Day immediately preceding the Initial Mandatory Tender Date, (b) in the case of the MOPPRS/CHEERS Mode, the fourth Business Day immediately preceding the Mandatory Tender Date for remarketing in the MOPPRS/CHEERS Mode and (c) in the case of the Remarketing Reset Mode, the eighth Business Day immediately preceding the Optional Tender Date commencing a Subsequent Spread Period.

         "Money Market Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

         [Money Market Yield equals D times 360 divided by 360 minus (D times M), all multiplied by 100.]


where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         "MOPPRS/CHEERS Mode" shall mean the mode in which this Security bears interest during the MOPPRS/CHEERS Spread Period at the MOPPRS/CHEERS Rate.

         "MOPPRS/CHEERS Rate" shall be equal to the sum of the Fixed Rate Basis (provided that, if no Optional Tender Date is designated, the Base Rate shall be used in place of the Fixed Rate Basis) plus the MOPPRS/CHEERS Spread or, as the case may be, the Floating Rate Basis plus or minus the MOPPRS/CHEERS Spread.

         "MOPPRS/CHEERS Spread" shall be the lowest bid indication (if positive), or highest bid indication (if negative), expressed as a spread (in the form of a percentage or in basis points) above (if positive) or below (if negative) either (i) the Fixed Rate Basis (or, if applicable, the Base Rate), if the Company has selected a Fixed Rate, or (ii) the Floating Rate Basis selected by the Company, if the Company has selected a Floating Rate, in either case, obtained by the Remarketing Dealer or, if applicable, the Remarketing Dealers, by 3:30 p.m., New York City time, on the MOPPRS/CHEERS Spread Determination Date from the bids quoted by five Reference Corporate Dealers for the full aggregate principal amount of the Securities to be remarketed by the Remarketing Dealer or, if applicable, the Remarketing Dealers, at the Dollar Price, or, as the case may be, the Adjusted Dollar Price, but assuming (i) an issue date equal to the Mandatory Tender Date for remarketing in the MOPPRS/CHEERS Mode, with settlement on such date without accrued interest, (ii) a maturity date equal to the initial Optional Tender Date (or, if no such date is designated, the Stated Maturity Date, as such date may be extended) of the Securities, (iii) if applicable, the Securities are subject to redemption upon the terms specified on the Mode Terms Designation Date for the MOPPRS/CHEERS Mode and (iv) a stated annual interest rate, reset, if applicable, on the designated Interest Reset Dates, if any, and payable on the designated Interest Payment Dates, equal to the Fixed Rate Basis (or, if applicable, the Base Rate), in the case of a Fixed Rate, or the applicable Floating Rate Basis, in the case of a Floating Rate, in each case plus or minus the spread bid by the applicable Reference Corporate Dealers. If fewer than five Reference Corporate Dealers bid as described above, then the MOPPRS/CHEERS Spread shall be the lowest (if positive) or highest (if negative) of such bid indications obtained as described above, subject to the Remarketing Dealer or Dealers receiving at least two bids.

         "MOPPRS/CHEERS Spread Determination Date" shall mean the third Business Day immediately preceding (i) the Initial Mandatory Tender Date or, (ii) if the Securities initially are remarketed in the Short Term Mode, the Additional Mandatory Tender Date, in the event that the Securities are remarketed in the MOPPRS/CHEERS Mode.

         "MOPPRS/CHEERS  Spread Period" shall have the meaning assigned to it in
Section 10 hereof.

         "Notice Date" shall have the meaning assigned to it in Section 13 hereof.

         "Notification Date" shall have the meaning assigned to it in Section 5 hereof.

         "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the Securities (or applicable portion thereof) and (ii) the Dollar Price, in the case of the Initial Mandatory Tender Date, or the Adjusted Dollar Price, in the case of the Additional Mandatory Tender Date, plus in either case accrued and unpaid interest from the Mandatory Tender Date on the principal amount being redeemed to the date of redemption.

         "Optional Tender Date" shall have the meaning assigned to it in Section 10 hereof.

         "Record Date" shall have the meaning assigned to itin Section 3 hereof.

         "Reference Corporate Dealers" shall mean leading dealers of publicly traded debt securities of the Company in The City of New York (which, unless otherwise specified by the Remarketing Dealer or Dealers, shall include Merrill Lynch or one of its affiliates and Chase or one of its affiliates) selected by the Company after consultation with the Remarketing Dealer or Dealers and notified to the Remarketing Dealer or Dealers not later than 4:00 p.m., New York City time, on the Mode Terms Designation Date for the MOPPRS/CHEERS Mode; provided, that if the Company does not so notify the Remarketing Dealer or Dealers by such time, then such Reference Corporate Dealers shall be selected by the Remarketing Dealer or Dealers.

         "Reference Money Market Dealers" shall mean leading dealers of publicly traded debt securities of the Company in The City of New York who are also leading dealers in money market instruments (which, unless otherwise specified by the Remarketing Dealer or Dealers, shall include Merrill Lynch or one of its affiliates and Chase or one of its affiliates) selected by the Company after consultation with the Remarketing Dealer or Dealers and notified to the Remarketing Dealer or Dealers not later than 4:00 p.m., New York City time, on the Mode Terms Designation Date for the Short Term Mode; provided, that if the Company does not so notify the Remarketing Dealer or Dealers by such time, then such Reference Money Market Dealers shall be selected by the Remarketing Dealer or Dealers.

         "Reference Treasury Dealer" shall mean (1) with respect to any optional redemption of Securities after the remarketing thereof in the MOPPRS/CHEERS Mode, at least four primary U.S. Government securities dealers in The City of New York as the Company or the Trustee shall select, which may include the Remarketing Dealer or Dealers, the Remarketing Reset Agent or an affiliate thereof, and (2) with respect to the Initial Mandatory Tender Date, up to five primary U.S. Government securities dealers in The City of New York (which, unless otherwise specified by the Remarketing Dealer or Dealers, shall include Merrill Lynch or one of its affiliates and Chase or one of its affiliates, in each case, that is a primary U.S. Government securities dealer) selected by the Company after consultation with the Remarketing Dealer or Dealers and notified to the Remarketing Dealer or Dealers not later than 4:00 p.m., New York City time, on the Initial Mode Election Date; provided, that if the Company does not so notify the Remarketing Dealer or Dealers by such time, then such Reference Treasury Dealers shall be selected by the Remarketing Dealer or Dealers; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company, or if applicable, the Remarketing Dealer or Dealers shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" shall mean (a) with respect to each Reference Treasury Dealer and the Initial Mandatory Tender Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted to the Remarketing Dealer or Dealers by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the third Business Day preceding the Initial Mandatory Tender Date, and (b) with respect to each Reference Treasury Dealer and any optional redemption date applicable to the Securities after the remarketing thereof in the MOPPRS/CHEERS Mode, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Securities (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third
Business Day preceding such redemption date.

         "Reinvestment Spread" shall mean, with respect to the Securities subject to redemption, a number, expressed as a number of basis points or as a percentage, selected on the applicable Mode Terms Designation Date.

         "Remaining Scheduled Payments" shall mean, with respect to this Security (or the applicable portion hereof), the remaining scheduled payments of the principal thereof and interest thereon (assuming interest is payable on May 7 and November 7 of each year, commencing May 7, 2003, and assuming the Securities were not remarketed in the Short Term Mode), calculated at the Base Rate only, that would be due after the Initial Mandatory Tender Date to and including the Stated Maturity Date, as determined by the Remarketing Dealer or Dealers.

         "Remarketing Agreements" shall mean the Chase Remarketing Agreement and the Merrill Lynch Remarketing Agreement, and "Remarketing Agreement" shall mean either of them.

         "Remarketing Dealer" and "Remarketing Dealers" shall mean each of Chase and Merrill Lynch acting separately or, as applicable, jointly, pursuant to the Chase Remarketing Agreement and the Merrill Lynch Remarketing Agreement, respectively.

         "Remarketing Reset Agent" shall mean Merrill Lynch or such other broker-dealer selected by the Company to act as remarketing reset agent pursuant to the Remarketing Reset Agreement.

         "Remarketing Reset Agreement" shall mean the remarketing reset agreement dated as of November 7, 2000, between the Company and Merrill Lynch, as such agreement may be amended or supplemented, which sets forth, among other things, the rights and obligations of Merrill Lynch as Remarketing Reset Agent and a Calculation Agent.

         "Remarketing Reset Mode" shall mean the mode in which this Security bears interest during one or more Subsequent Spread Periods at a Fixed Rate or a Floating Rate.

         "Security" or "Securities" shall have the meaning assigned to it in
Section 2 hereof.

         "Short Term Mode" shall mean the mode in which this Security bears interest during the Short Term Period at the Short Term Rate.

         "Short Term Rate" shall be equal to the sum of the Floating Rate Basis for the Short Term Mode plus or minus the Short Term Spread.

         "Short Term Spread" shall be the lowest bid indication (if positive) or highest bid indication (if negative), expressed as a spread (in the form of a percentage or number of basis points) above (if positive) or below (if negative) the applicable Floating Rate Basis, obtained by the Remarketing Dealer or Dealers on the Short Term Spread Determination
Date from the bids quoted from five Reference Money Market Dealers on such date for the full aggregate principal amount of the Securities to be remarketed by the Remarketing Dealer or, if applicable, the Remarketing Dealers at a price equal to par, but assuming (i) an issue date of the Initial Mandatory Tender Date, with settlement on such date without accrued interest,
(ii) a maturity date equal to the Additional Mandatory Tender Date designated on the Mode Terms Designation Date for the Short Term Mode, (iii) that the Securities are subject to purchase as a whole by the Remarketing Dealer or Dealers or the Company at a price equal to 100% of the principal amount thereof on a weekly or monthly basis, as the case may be (as designated by the Company on the Mode Terms Designation Date), after the Initial Mandatory Tender Date; and (iv) a stated annual interest rate, reset on the designated Interest Reset Dates and payable on the designated Interest Payment Date or Dates, equal to the Floating Rate Basis plus or minus the spread bid by the applicable Reference Money Market Dealer. If fewer than five Reference Money Market Dealers bid as described above, then the Short Term Spread shall be the lowest of such bid indications (if positive), or highest (if negative) of such bid indications, obtained as described above, subject to the Remarketing Dealer or Dealers receiving at least two bids.

         "Short Term Spread Determination Date" shall mean the third Business Day immediately preceding the Initial Mandatory Tender Date, in the event that this Security is remarketed in the Short Term Mode.

         "Short Term  Spread  Period"  shall have the meaning  assigned to it in
Section 8 hereof.

         "Spread Period" shall mean the Initial Period, the MOPPRS/CHEER Spread Period, the Short Term Spread Period or a Subsequent Spread Period.

         "Stated Maturity Date" shall mean November 7, 2012, subject to extension as provided in Section 6 hereof.

         "Subsequent Spread Determination Date" shall mean the fourth Business Day immediately preceding an Optional Tender Date for a Subsequent Spread Period.

         "Subsequent  Spread  Period"  shall have the meaning  assigned to it in
Section 13 hereof.

         "Telerate Page 500" shall mean the display designated as "Telerate Page 500" on Bridge Telerate, Inc. (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified above in the definition of Comparable Treasury Price as may replace Bridge Telerate, Inc.

         "Tender Date" shall mean a Mandatory Tender Date or an Optional Tender Date

         "Treasury Rate" shall mean, with respect to the Initial Mandatory Tender Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price for the Initial Mandatory Tender Date; provided, however, that if, in the judgment of the Remarketing Dealer or Dealers, if applicable, no Comparable Treasury Issues are outstanding at the time of determination, the "Treasury Rate" will be the rate per annum equal to the yield for United States Treasury securities at "constant maturity" having a maturity comparable to the remaining term to the Stated Maturity Date of the Securities being purchased obtained by the Remarketing Dealer or Dealers, if applicable, from a recognized information service or other source in accordance with market practice.

         "Treasury Yield" shall mean, with respect to any optional redemption of Securities after remarketing thereof in the MOPPRS/CHEERS Mode, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount), with respect to any optional redemption of Securities, equal to the applicable Comparable Treasury Price, with respect to any optional redemption of Securities, for such redemption date.

         "Trustee" shall have the meaning assigned to it in Section 2 hereof.

         2. Indenture. (a) This Security is one of a duly authorized series of Debt Securities of the Company, designated as the "Floating Rate MOPPRS/CHEERS," and referred to herein as the "Securities," issued or to be issued under an Indenture, dated as of June 27, 1995 (as amended or modified from time to time, the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are authenticated and delivered. The Securities are initially limited to $200,000,000 aggregate principal amount. All terms used but not defined in this Security shall have the meanings assigned to such terms in the Indenture. Except where the context otherwise requires, all references in this Security to "this Security," "herein" or "hereof" or similar terms shall include the Indenture and any applicable portion of this Security.

                  (b) This Security is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof.

(c) This Security will not be subject to any sinking fund.

         3. General Payment and Calculation Provisions. Interest on this Security will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date, if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date (the "Record Date"). Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant regular record date by virtue of having been such Holder, and may be paid to the Person in whose name this Security (or one or more predecessor securities) is registered at the close of business on a subsequent special record date (which shall be at least 10 days before the payment date) for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders of Securities of this series not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payments of principal and interest hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and shall be made immediately available to the Holder (as defined below) hereof. Notwithstanding anything to the contrary, if this Security is a global Security (as evidenced by the legend first set forth above and provided in the Indenture), and is held in book-entry form through the facilities of DTC, payments on this Security will be made to DTC or its nominee in accordance with the arrangements then in effect between the Trustee and DTC.

         During any period in which this Security (or any portion hereof) bears interest at a "Floating Rate", if any Interest Payment Date (other than the Stated Maturity Date) would otherwise be a day that is not a Business Day, such date will be postponed to the next succeeding day that is a Business Day, except that, for any Interest Payment Date that does not fall on a Tender Date or a Maturity Date, if LIBOR is the applicable Floating Rate Basis and such Business Day is in the next succeeding calendar month, such date shall be the next preceding Business Day.

         During any period in which this Security (or any portion hereof) bears interest at a "Fixed Rate", if any Interest Payment Date (other than an Interest Payment Date falling on a Tender Date) would otherwise be a day that is not a Business Day, the related payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.

         If the Stated Maturity Date for this Security (or any portion hereof) falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest on the amounts so payable for the period from and after such date to the next succeeding Business Day.

         If a Tender Date would otherwise be a day that is not a Business Day, any payment or remarketing scheduled to occur on such day will be postponed to the next succeeding day that is a Business Day, and interest will accrue on the amount of principal or premium, if any, payable to such Business Day.

         All percentages resulting from any calculation of any interest rate for this Security (or any portion hereof) will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upward and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

         In the event that no applicable United States Treasury securities are outstanding as of any date for purposes of determining a rate, the Remarketing Dealer, the Remarketing Reset Agent, or, as the case may be, the Calculation Agent, will determine an equivalent rate in good faith on a commercially reasonable basis using a formulation by reference to market practice at such date and a security that is, in the judgment of applicable Remarketing Dealer or Dealers, the Remarketing Reset Agent, or, as the case may be, the Calculation Agent, and, in each case, after consultation with the Company, a comparable benchmark security at such date. The Company shall cause the terms of the Securities, subject to the terms of the Indenture as modified hereby, to be amended as necessary to facilitate the foregoing.

4. Interest to Initial Mandatory Tender Date. This Security will bear interest at the annual interest rate of LIBOR determined in accordance with Section 15 below, with an Index Maturity of three months, plus a Spread equal to 70 basis points, reset quarterly on February 7, May 7, August 7 and November 7 of each year, commencing November 7, 2000 (each, an "Interest Reset Date" in respect of the Initial Period), from, and including, the Original Issue Date to, but excluding, the Initial Mandatory Tender Date (the "Initial Period"). During the Initial Period, interest on the Securities will be payable on February 7, May 7, August 7 and November 7 of each year (each such date, an "Interest Payment Date" in respect of the Initial Period), commencing February 7, 2001. For the Initial Period, interest will be computed on the basis of the actual number of days elapsed over a 360-day year.

5. Mandatory Tender on the Initial Mandatory Tender Date, and, if applicable, the Additional Mandatory Tender Date. (a) Mandatory Tender. This Security (or the applicable portion hereof) shall be automatically tendered for purchase, or deemed tendered by the Beneficial Owners hereof, on each Mandatory Tender Date relating hereto in accordance with the terms hereof.

         (b) Purchase by Remarketing Dealer. The Company has appointed Chase and Merrill Lynch as Remarketing Dealers for the Securities on the Initial Mandatory Tender Date and the Additional Mandatory Tender Date, if any, under the Chase Remarketing Agreement and the Merrill Lynch Remarketing Agreement, respectively, each with respect to $100,000,000 aggregate principal amount of the Securities.

         On a Business Day (the "Notification Date") not later than five Business Days prior to the Initial Mandatory Tender Date, each Remarketing Dealer will notify the Company and the Trustee as to whether it elects to purchase its portion of the Securities on the Initial Mandatory Tender Date. If, and only if, a Remarketing Dealer so elects, the applicable portion of the Securities shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Initial Mandatory Tender Date and, in the event that the Company elects to have the Securities remarketed in the Short Term Mode, the Additional Mandatory Tender Date, subject to the conditions set forth or otherwise referred to herein.

         The Remarketing Dealers have agreed in the Remarketing Agreements that, if both Remarketing Dealers are remarketing the Securities on the same date and upon identical terms, they will coordinate their efforts in order to establish the same interest rate for the full aggregate principal amount of the Securities in connection with such remarketing. In addition, if only one Remarketing Dealer elects to remarket the Securities (and/or the other Remarketing Dealer resigns as Remarketing Dealer prior to the remarketing), the Company may request such remaining Remarketing Dealer to remarket the full aggregate principal amount of the Securities.

         The Remarketing Dealers shall incur no liability under the Remarketing Agreements to any Beneficial Owners or Holders of the Securities in their individual capacity or as Remarketing Dealers for any action or failure to act in connection with remarketing or otherwise.

6. Initial Mode Election; Extension of Stated Maturity Date. Provided that a Remarketing Dealer gives notice of its intention to purchase the Securities in accordance with Section 5 hereof, then not later than 4:00 p.m., New York City time, on the Initial Mode Election Date, the Company, after consultation with such Remarketing Dealer, may elect, by notifying the Remarketing Dealer, the Trustee and DTC by telephone, confirmed in writing, that it elects to either (i) redeem such Remarketing Dealer's portion of the Securities in whole, but not in part, on the Initial Mandatory Tender Date, (ii) have the applicable Securities remarketed initially in the Short Term Mode on the Initial Mandatory Tender Date, in which case the Securities shall also be subject to mandatory tender for remarketing in the MOPPRS/CHEERS Mode on the Additional Mandatory Tender Date, or (iii) have the applicable Securities remarketed initially in the MOPPRS/CHEERS Mode, in which case the Initial Mandatory Tender Date shall be the only Mandatory Tender Date. The Company will be eligible to elect the Short Term Mode and make such notification if at such time its senior unsecured debt is rated at least "Baa3" by Moody's Investors Service, Inc. and "BBB-" by Standard & Poor's Ratings Services (or the equivalent thereof by each such rating agency) at the time of such notification or if the applicable Remarketing Dealer waives this requirement in its sole discretion. If the Company does not provide such notification, the Initial Mandatory Tender Date shall be the only Mandatory Tender Date and the Stated Maturity Date shall be November 7, 2012. If the Company elects the Short Term Mode and provides notification thereof, then (i) the "Additional Mandatory Tender Date" shall be the earlier of (A) the date established on the Mode Terms Designation Date for the Short Term Mode as the Additional Mandatory Tender Date, which shall be a date not more than one year following the Initial Mandatory Tender Date (or if such day is not a Business Day, the next succeeding Business Day), or (B) one of the one-week or one-month anniversary dates following the Initial Mandatory Tender Date (or if any such day is not a Business Day, the next succeeding Business Day) designated by the Company by notification to the applicable Remarketing Dealer, the Trustee and DTC (and the Company, in such notice, shall instruct the Trustee and/or DTC to notify the Beneficial Owners of the Securities of such date) not later than the fifth Business Day prior to such one-week or one-month anniversary date, and
(ii) the Stated Maturity Date of the Securities shall be the date that is the ten-year anniversary of the Additional Mandatory Tender Date (whether or not a Business Day).

7. Designation of Terms for the Short Term Mode. If the Company elects to have the Securities remarketed in the Short Term Mode, then by not later than 4:00 p.m., New York City time, on the Mode Terms Designation Date for the Short Term Mode, the Company, after consultation with the Remarketing Dealer (or Remarketing Dealers, if they are acting jointly), will establish the Additional Mandatory Tender Date for remarketing of the Securities (or applicable portion thereof) in the MOPPRS/CHEERS Mode, which shall be a date not more than one year following the Initial Mandatory Tender Date (or if such day is not a Business Day, the next succeeding Business Day), designate whether such date may be advanced on a weekly or monthly basis, and designate the applicable Floating Rate Basis, Interest Payment Date(s), Interest Reset Date(s) and any other applicable floating rate terms for remarketing of the Securities (or applicable portion thereof) in the Short Term Mode.

8. Determination of the Short Term Rate. If the Securities (or applicable portion thereof) are to be remarketed in the Short Term Mode, the Short Term Spread applicable thereto will be determined by the applicable Remarketing Dealer by 3:30 p.m., New York City time, on the Short Term Spread Determination Date, to the nearest one-hundred thousandth (0.00001) of one percent per annum, by soliciting bids from five Reference Money Market Dealers for the full aggregate principal amount of such Remarketing Dealer's portion of the Securities at a price equal to par. If both Remarketing Dealers are remarketing in the Short Term Mode on the same date and upon identical terms, then they will determine the Short Term Spread jointly for the full aggregate principal amount of the Securities. From, and including, the Initial Mandatory Tender Date, if the Securities (or applicable portion thereof) are remarketed in the Short Term Mode, to, but excluding, the Additional Mandatory Tender Date (the "Short Term Spread Period"), the Securities (or applicable portion thereof) shall bear interest at the Short Term Rate.

         Notwithstanding any provision herein to the contrary, if, after determining the Short Term Spread as provided in the immediately preceding paragraph, a Remarketing Dealer is entitled to terminate the applicable Remarketing Agreement, then in lieu of terminating such Remarketing Agreement, the Remarketing Dealer, in its sole discretion at any time between the Short Term Spread Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the Initial Mandatory Tender Date, may elect to purchase the applicable Securities for remarketing and determine a new Short Term Spread in the manner provided above, except that for purposes of determining the new Short Term Spread pursuant to this paragraph, the Short Term Spread Determination Date referred to therein shall be the date of such election and redetermination. The Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Short Term Spread applicable to the Securities (or applicable portion thereof). Thereupon, such new Short Term Spread shall supersede and replace any applicable Short Term Spread previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the Securities (or applicable portion thereof), the Company and the Trustee on or after the Initial Mandatory Tender Date; provided, however, that the Remarketing Dealer, by redetermining the Short Term Spread, shall not thereby be deemed to have waived any right if otherwise may have to determine a new Short Term Spread or terminate the applicable Remarketing Agreement.

         The Floating Rate Basis for a Short Term Rate will be determined as described in Section 15 hereof. Each determination will be made by the Calculation Agent as of the applicable Interest Determination Date.

         The Short Term Spread announced by the Remarketing Dealer (or Remarketing Dealers, if they are acting jointly) and the resulting Short Term Rate, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the Securities, the Company and the Trustee.

         Interest will be payable on the designated date or dates (each, an "Interest Payment Date" in respect of the Short Term Spread Period) and reset on the designated Interest Reset Dates, and computed on the basis of the day-count convention provided in Section 15(a) below for the applicable Floating Rate Basis.

9. Designation of Terms for the MOPPRS/CHEERS Mode. If the Securities (or the applicable portion thereof) are to be remarketed in the MOPPRS/CHEERS Mode, then, by not later than 12:00 p.m., New York City time, on the Mode Terms Designation Date for the MOPPRS/CHEERS Mode, the Company, after consultation with the Remarketing Dealer (or Remarketing Dealers, if they are acting jointly), will establish the first Optional Tender Date, if any, designate the MOPPRS/CHEERS Rate as a Fixed Rate or Floating Rate (and in the latter case, the applicable Floating Rate Basis, Interest Reset Date(s) and any other applicable floating rate terms), specify the Interest Payment Dates for the MOPPRS/CHEERS Spread Period, and establish the terms, if any, for redemption of the Securities (or the applicable portion thereof) for the MOPPRS/CHEERS Spread Period.

10. Determination of the MOPPRS/CHEERS Rate. If the Securities (or applicable portion thereof) are to be remarketed in the MOPPRS/CHEERS Mode, the MOPPRS/CHEERS Spread applicable thereto will be determined by the applicable Remarketing Dealer by 3:30 p.m., New York City time, on the MOPPRS/CHEERS Spread Determination Date, to the nearest one hundred-thousandth (0.00001) of one percent per annum, by soliciting bids from five Reference Corporate Dealers for the full aggregate principal amount of such Remarketing Dealer's portion of the Securities at the Dollar Price or, as the case may be, the Adjusted Dollar Price. If both Remarketing Dealers are remarketing in the MOPPRS/CHEERS Mode on the same date and upon identical terms, then they will determine the MOPPRS/CHEERS Spread jointly for the full aggregate principal amount of the Securities. From, and including, the applicable Mandatory Tender Date for remarketing of the Securities (or applicable portion thereof) in the MOPPRS/CHEERS Mode to, but excluding, the initial "Optional Tender Date" designated by the Company or, if no such date is designated, the Stated Maturity Date (the "MOPPRS/CHEERS Spread Period"), the Securities (or applicable portion thereof) shall bear interest at the MOPPRS/CHEERS Rate.

         Notwithstanding any provision herein to the contrary, if, after determining the MOPPRS/CHEERS Spread as provided above, a Remarketing Dealer is entitled to terminate the applicable Remarketing Agreement, then in lieu of terminating such Remarketing Agreement, the Remarketing Dealer, in its sole discretion at any time between the MOPPRS/CHEERS Spread Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the Initial Mandatory Tender Date or, as the case may be, the Additional Mandatory Tender Date, may elect to purchase the applicable Securities for remarketing and determine a new MOPPRS/CHEERS Spread in the manner provided above, except that for purposes of determining the new MOPPRS/CHEERS Spread pursuant to this paragraph, the MOPPRS/CHEERS Spread Determination Date referred to therein shall be the date of such election and redetermination. The Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new MOPPRS/CHEERS Spread applicable to the Securities (or applicable portion thereof). Thereupon, such new MOPPRS/CHEERS Spread shall supersede and replace any applicable MOPPRS/CHEERS Spread previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the Securities (or applicable portion thereof), the Company and the Trustee on or after the Initial Mandatory Tender Date or, as the case may be, the Additional Mandatory Tender Date; provided, however, that the Remarketing Dealer, by redetermining the MOPPRS/CHEERS

Spread, shall not thereby be deemed to have waived any right it otherwise may have to determine a new MOPPRS/CHEERS Spread or terminate the applicable Remarketing Agreement.

         The Fixed Rate Basis, if any, or Floating Rate Basis, if any, for a MOPPRS/CHEERS Rate will be determined as described in Section 15 hereof. The determination will be made by the Calculation Agent on the MOPPRS/CHEERS Spread Determinate Date, in the case of a Fixed Rate, and as of the applicable Interest Determination Date, in the case of a Floating Rate.

         The MOPPRS/CHEERS Spread announced by the Remarketing Dealer (or Remarketing Dealers, if they are acting jointly) and the resulting MOPPRS/CHEERS Rate, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the Securities, the Company and the Trustee.

         Interest will be payable semiannually on the designated dates and computed on the basis of a 360-day year of twelve 30-day months, in the case of a Fixed Rate, and on the designated dates (each, an "Interest Payment Date" in respect of the MOPPRS/CHEERS Spread Period), and reset on the designated
Interest Reset Dates and computed on the basis of the day-count convention described below for the applicable Floating Rate Basis, in the case of a Floating Rate.

11. Notification of Results and Settlement for Short Term Mode and MOPPRS/CHEERS Mode. Subject to the applicable Remarketing Dealer's election to remarket the Securities and the other conditions set forth in this Security and the applicable Remarketing Agreement, and subject further to Section 14(a) below,
(i) the Remarketing Dealer (or Remarketing Dealers, if they are acting jointly) will notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the MOPPRS/CHEERS Spread Determination Date of the MOPPRS/CHEERS Spread, and (ii) if the Securities are remarketed in the Short Term Mode, the Remarketing Dealer (or Remarketing Dealers, if they are acting jointly) will notify the Company, the Trustee and DTC by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the Short Term Spread Determination Date of the Short Term Spread.

         All of the Securities shall be automatically delivered to the account of the Trustee, by book-entry through DTC, pending payment of the purchase price therefor, on each Mandatory Tender Date.

         In the event that the Securities are remarketed as provided herein, the Remarketing Dealer will make, or cause the Trustee to make, payment to the DTC Participant of each tendering Beneficial Owner of Securities subject to remarketing, by book-entry through DTC by the close of business on the applicable Mandatory Tender Date against delivery through DTC of such Beneficial Owner's tendered Securities, of 100% of the principal amount of the tendered Securities that have been purchased for remarketing by the Remarketing Dealer. If a Remarketing Dealer does not purchase all of its portion of the Securities on a Mandatory Tender Date, unless the other Remarketing Dealer agrees to, and does, remarket all of the Securities, it shall be the obligation of the Company to make or cause to be made such payment for the Securities. The Company shall make, or cause the Trustee to make, payment of interest to each person entitled thereto due on the Securities on the applicable Mandatory Tender Date by book entry through DTC by the close of business on such date.

         The transactions described above will be executed on the applicable Mandatory Tender Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC participants will be debited and credited and the Securities delivered by book-entry as necessary to effect the purchases and sales of the Securities.

         The tender and settlement procedures described above, including provisions for payment by purchasers of Securities in the remarketing or for payment to selling Beneficial Owners of tendered Securities, may be modified to the extent required by DTC or to the extent required to facilitate the tender and remarketing of Securities in certificated form, if the book-entry system is no longer available for the Securities at the time of the remarketing. In addition, the Remarketing Dealers may, in accordance with the terms of the Indenture, as modified hereby, modify the tender and settlement procedures set forth above in order to facilitate the tender and settlement process.

         As long as DTC's nominee holds the certificates representing any Securities in the book-entry system of DTC, no certificates for such Securities will be delivered by any selling Beneficial Owner to reflect any transfer of such Securities effected in the remarketing.

12. Repurchase. In the event that (i) the Remarketing Dealer for any reason (other than redemption by the Company of the Securities from the Remarketing Dealer in accordance with Section 14 hereof) does not notify the Company of (A) in the event of the MOPPRS/CHEERS Mode, the MOPPRS/CHEERS Spread by 4:00 p.m., New York City time, on the MOPPRS/CHEERS Spread Determination Date or (B) in the event of the Short Term Mode, the Short Term Spread by 4:00 p.m., New York City time, on the Short Term Spread Determination Date (subject to in each case to redetermination, if applicable, in accordance with Section 8, or, as the case may be, Section 10 above), or (ii) prior to either Mandatory Tender Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Short Term Spread Determination Date or, as applicable, the MOPPRS/CHEERS Spread Determination Date or (iii) the Remarketing Dealer has terminated the Remarketing Agreement pursuant to Section 8 or Section 11 thereof at any time after the Remarketing Dealer elects on the Notification Date to remarket the Securities, or (iv) the Remarketing Dealer for any reason does not elect, by notice to the Company, and the Trustee not later than the Notification Date, to purchase the Securities for remarketing on the Initial Mandatory Tender Date, or
(v) the Remarketing Dealer for any reason does not purchase all of its portion of tendered Securities on a Mandatory Tender Date, the Company shall repurchase such Securities as a whole on the applicable Mandatory Tender Date at a price equal to 100% of the principal amount of the Securities plus all accrued and unpaid interest, if any, on the Securities to such Mandatory Tender Date. In any such case, payment shall be made by the Company through the Trustee to the DTC Participant of each tendering Beneficial Owner of Securities, by book-entry through DTC by the close of business on such Mandatory Tender Date against delivery through DTC of such Beneficial Owner's tendered Securities.

         Notwithstanding the foregoing, if one Remarketing Dealer resigns, or otherwise does not elect to remarket the Securities, and the remaining Remarketing Dealer agrees to, and does, remarket the full aggregate principal amount of the Securities on the applicable Mandatory Tender Date, pursuant to the request of the Company, then the Company will not be obligated to repurchase the Securities on such Mandatory Tender Date.

13. Remarketing Reset Mode. The following provisions shall apply in the event that the Securities are in the Remarketing Reset Mode:

         (a) Determination of Spread, Subsequent Spread Periods and Other Terms. The "Spread" will be determined in the manner described below for each period from and including each Optional Tender Date to but excluding each next succeeding Optional Tender Date (a "Subsequent Spread Period"), which will be one or more periods of at least six months and not more than the period remaining to the Stated Maturity Date of the Securities (or any integral multiple of six months therein), designated by the Company, commencing on the date (each such date, an "Optional Tender Date") specified by the Company and the Remarketing Reset Agent on the applicable Mode Terms Designation Date in connection with the establishment of each Subsequent Spread Period, if any, through and including the next succeeding Optional Tender Date or the Stated Maturity Date, as the case may be (no Subsequent Spread Period may end after the Stated Maturity Date).

         The Spread that will be applicable to this Security during each Subsequent Spread Period will be the percentage (i) recommended by the Remarketing Reset Agent so as to result in a rate that, in the opinion of the Remarketing Reset Agent, will enable tendered Securities (or any applicable portion thereof) to be remarketed by the Remarketing Reset Agent at 100% of the principal amount thereof, as described in subsection (c) below, and (ii) agreed to by the Company. During each Subsequent Spread Period, this Security shall bear interest at a Floating Rate or a Fixed Rate, determined in accordance with
Section 15 hereof. The Spread announced by the Remarketing Reset Agent and the resulting Fixed Rate or Floating Rate, absent manifest error, shall be binding and conclusive upon the Beneficial Owner and Holders of the Securities, the Company and the Trustee.

         Unless notice of redemption of all of the outstanding Securities has been given, the term, redemption dates, redemption type (i.e., par, premium or make-whole), redemption prices (if applicable), Optional Tender Date, Interest Payment Dates, interest rate type (i.e., Fixed Rate or Floating Rate), Floating Rate Basis (if applicable) and any other relevant terms for each Subsequent Spread Period for Securities will be established by 3:00 p.m., New York City time, on the Mode Terms Designation Date for such Subsequent Spread Period; provided, that the Mode Terms Designation Date for establishing the first Optional Tender Date, if any, will be the Mode Terms Designation Date for the MOPPRS/CHEERS Mode.

         The Spread for each Subsequent Spread Period will be established by 3:00 p.m., New York City time, on the Subsequent Spread Determination Date immediately preceding such Subsequent Spread Period. The Company shall request, not less than ten nor more than 20 days prior to any Subsequent Spread Determination Date, that DTC notify its DTC Participants of such Subsequent Spread Determination Date and of the procedures that must be followed if any Beneficial Owner of Securities wishes to tender such Securities as provided in subsection (c) below. In the event that DTC or its nominee is no longer the holder of record of the Securities, the Company shall notify the Holders of such information within such period of time. This will be the only notice given by the Company or the Remarketing Reset Agent with respect to such Subsequent Spread Determination Date and procedures for tendering Securities.

         If the Securities are to bear interest at a Floating Rate, as agreed to by the Company and the Remarketing Reset Agent on a Mode Terms Designation Date, then the applicable Floating Rate for the corresponding Subsequent Spread Period will be determined in accordance with Section 15(a) hereof, and shall be equal to (i) the applicable Floating Rate Basis, plus or minus (ii) the applicable Spread (as agreed to by the Company and the Remarketing Reset Agent on the Subsequent Spread Determination Date for such Subsequent Spread Period).

         If the Securities are to bear interest at a Fixed Rate, as agreed to by the Company and the Remarketing Reset Agent on a Mode Terms Designation Date, then the applicable Fixed Rate for the corresponding Subsequent Spread Period shall be determined by 1:00 p.m., New York City time, on the third Business Day prior to the Optional Tender Date commencing such Subsequent Spread Period (the "Fixed Interest Determination Date"), and shall be equal to (i) the Fixed Rate Basis, determined in accordance with Section 15(b) hereof, plus (ii) the applicable Spread (as agreed to by the Company and the Remarketing Reset Agent on the preceding Subsequent Spread Determination Date for such Subsequent Spread Period).

(b) Mandatory Repurchase Upon Failure to Set a Spread. In the event that the Company and the Remarketing Reset Agent do not agree on the Spread for any Subsequent Spread Period for the Securities, then the Company is required unconditionally to repurchase and retire all of the Securities on the related Optional Tender Date at a price equal to 100% of the aggregate principal amount of the Securities, together with accrued and unpaid interest thereon to the Optional Tender Date.

(c) Tender at Option of Beneficial Owners; Remarketing. On the Optional Tender Date commencing each Subsequent Spread Period, each Security shall be automatically tendered, or deemed tendered, to the Remarketing Reset Agent for remarketing by the Remarketing Reset Agent on the related Optional Tender Date at 100% of the principal amount thereof (the "Purchase Price"), unless the Beneficial Owner thereof, at such owner's option, upon giving notice as provided below (the "Hold Notice"), elects not to tender such Securities. Subject to the second succeeding paragraph, the Purchase Price will be paid by the Remarketing Reset Agent in accordance with the standard procedures of DTC. Interest accrued on such Securities with respect to the preceding interest period will be paid in the manner described in Sections 3 and 15 hereof.

         The Hold Notice must be received by the Remarketing Reset Agent through DTC during the period commencing at 3:00 p.m., New York City time, on the Mode Terms Designation Date and ending at 12:00 noon, New York City time, on the third Business Day prior to the Optional Tender Date for such Subsequent Spread Period (the "Notice Date" in respect of the Subsequent Spread Period); provided, however, that if the Remarketing Reset Agent and the Company are unable to agree on the Spread for the Subsequent Spread Period, any Hold Notices received shall be null and void. Except as otherwise provided in subsection (b) above, a Hold Notice shall be irrevocable. If a Hold Notice is not received through DTC for any reason by the Remarketing Reset Agent with respect to any Securities by 12:00 noon, New York City time, on the Notice Date, the Beneficial Owner of such

Securities shall be deemed to have elected to tender such Securities for purchase by the Remarketing Reset Agent. All of the Securities, whether or not tendered, shall bear interest upon the same terms.

         The Remarketing Reset Agent will attempt, on a reasonable efforts basis, to remarket the tendered Securities at a price equal to 100% of the aggregate principal amount so tendered. There is no assurance that the Remarketing Reset Agent will be able to remarket the entire principal amount of Securities tendered in a remarketing. The obligation of the Remarketing Reset Agent to perform its duties will be subject to certain conditions and termination events set forth in the Remarketing Agency Agreement, including a condition that no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, shall have occurred since the Subsequent Spread Determination Date for the Securities. In addition, the Remarketing
Agency Agreement will provide for the termination thereof by the Remarketing Reset Agent upon the occurrence of certain events as set forth therein.

         No Beneficial Owner or Holder of any Securities shall have any rights or claims against the Remarketing Reset Agent as a result of the Remarketing Reset Agent not purchasing such Securities.

         Notwithstanding   anything  to  the  contrary   contained  herein,  the
Remarketing Reset Agent shall have the option, but not the obligation, to purchase any Securities tendered to it that it is not able to remarket.

         All of the Securities (unless subject to a Hold Notice) shall be automatically delivered by book-entry through DTC, pending payment of the purchase price therefor, on each Optional Tender Date.

         In the event that the  Securities  are  remarketed  as provided in this
Section 13(c), the Remarketing Reset Agent will make, or cause the Trustee to make, payment to the DTC Participant of each tendering Beneficial Owner of Securities subject to remarketing, by book-entry through DTC by the close of business on the applicable Optional Tender Date against delivery through DTC of such Beneficial Owner's tendered Securities, of 100% of the principal amount of the tendered Securities that have been purchased for remarketing by the Remarketing Reset Agent. If a Remarketing Dealer does not purchase all of the tendered Securities on an Optional Tender Date, it shall be the obligation of the Company to make or cause to be made such payment for the Securities. The Company shall make, or cause the Trustee to make, payment of interest to each person entitled thereto due on the Securities on the applicable Optional Tender Date by book entry through DTC by the close of business on such date.

         The transactions described above will be executed on the applicable Optional Tender Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC participants will be debited and credited and the Securities delivered by book-entry as necessary to effect the purchases and sales of the Securities.

         The tender and settlement procedures described above, including provisions for payment by purchasers of Securities in the remarketing or for payment to selling Beneficial Owners of tendered Securities, may be modified to the extent required by DTC or to the extent required to facilitate the tender and remarketing of Securities in certificated form, if the book-entry system is no longer available for the Securities at the time of the remarketing. In addition, the Company may, in accordance with the terms of the Indenture, as modified hereby, modify the tender and settlement procedures set forth above in order to facilitate the tender and settlement process.

         As long as DTC's nominee holds the certificates representing any Securities in the book-entry system of DTC, no certificates for such Securities will be delivered by any selling Beneficial Owner to reflect any transfer of such Securities effected in the remarketing.

(d) Mandatory Repurchase Upon Failed Remarketing. In the event that the Remarketing Reset Agent is unable to remarket some or all of the tendered Securities and, in its sole discretion, chooses not to purchase such tendered Securities, the Company is obligated unconditionally to purchase and retire on the Optional Tender Date the remaining unsold tendered Securities at a price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the applicable Optional Tender Date.

14. Redemption. (a) Redemption From the Remarketing Dealers at the Option of the Company. If a Remarketing Dealer elects to remarket the Securities, then not later than 4:00 p.m., New York City time, on the fourth Business Day preceding either the Initial Mandatory Tender Date or the Additional Mandatory Tender
Date, the Company shall notify the Remarketing Dealer and the Trustee if the Company irrevocably elects to exercise its right to redeem the Securities, in whole but not in part, from the Remarketing Dealer on the next succeeding Mandatory Tender Date at the Optional Redemption Price. If the Company elects to redeem the Securities, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the applicable Mandatory Tender Date.

         (b)   Redemption  at  the  Option  of  the  Company   During  or  After
MOPPRS/CHEERS Spread Period. During or after the MOPPRS/CHEERS Spread Period, the MOPPRS/CHEERS are subject to redemption in the following circumstances:

         On each Optional Tender Date and on those Interest Payment Dates specified as redemption dates for the Securities by the Company on the applicable Mode Terms Designation Date for the MOPPRS/CHEERS Spread Period or any Subsequent Spread Period, the Securities may be redeemed, at the option of the Company, in whole in part, upon notice thereof given at any time on at least 30 but not more than 60 calendar days notice prior to the redemption date, if any, in the case of the MOPPRS/CHEERS Spread Period, or during the 30 calendar day period ending on the eighth Business Day prior to the Redemption Date, in the case of a Subsequent Spread Period, in accordance with the redemption type selected.

         The redemption type may be one of the following:

o Par Redemption: redemption at a redemption price equal to 100% of the principal amount thereof, plus unpaid interest thereon, if any, accrued to the redemption date.

o Premium Redemption: redemption at a redemption price or prices greater than 100% of the principal amount thereof, plus unpaid interest thereon, if any, accrued to the redemption date, as determined on the applicable Mode Terms Designation Date.

o Make-Whole Redemption: redemption at a redemption price equal to the Make-Whole Amount.

         If the Securities are subject to optional redemption during the MOPPRS/CHEERS Spread Period or any Subsequent Spread Period and no redemption type has been designated, the redemption type will be Par Redemption.

         If less than all of the Securities are to be redeemed, the Securities (or portions thereof) to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate in accordance with the Indenture.

15.      Determination of a Floating Rate Basis or a Fixed Rate Basis.

         (a) Floating Rate. The Floating Rate Basis for any Spread Period during which Securities bear interest at a Floating Rate shall be determined by reference to (i) the CMT Rate, (ii) the Commercial Paper Rate, (iii) LIBOR, (iv) the Federal Funds Rate, (v) the Prime Rate (vi) the Seven-Day Commercial Paper Rate, (vii) the Treasury Rate or (viii) the Weekly-Average Federal Funds Rate, or such other Floating Rate Basis as may be designated by the Company, after the consultation with the applicable Remarketing Dealer or Dealers or Remarketing Reset Agent, in each case as selected on the applicable Mode Terms Designation Date.

         If this Security is to bear interest at a Floating Rate, then during the corresponding Spread Period, (i) unless otherwise specified for a Floating Rate on the applicable Mode Terms Designation Date, the interest rate on this Security shall be reset daily, weekly, monthly, quarterly or semiannually (each, an "Interest Reset Period") and this Security shall bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a 360-day year, if the Floating Rate Basis is the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Seven-Day Commercial Paper Rate or the Weekly-Average Federal Funds Rate or on the basis of the actual number of days in the year, if the Floating Rate Basis is the CMT Rate or the Treasury Rate) equal to the applicable Floating Rate Basis for the applicable Interest Reset Period, plus or minus the applicable Spread, Short Term Spread or MOPPRS/CHEERS Spread , as the case may be, and (ii) interest on this Security shall be payable either monthly, quarterly, semiannually or otherwise, on such dates (each such date, an "Interest Payment Date" in respect of the applicable Spread Period) as specified on the applicable date. Unless otherwise specified in the case of a Floating Rate, interest on this Security will be payable, in the case of a Floating Rate which resets (i) daily, weekly or monthly, on the 7th of each month; (ii) quarterly, on the each February 7, May 7, August 7 and November 7; and (iii) semiannually, on each May 7 and November 7. The first day of an Interest Reset Period is referred to herein as an "Interest Reset Date," and, unless otherwise specified, the Interest Reset Dates for any Spread Period will be in the case of a Floating Rate which resets (i) daily, each Business Day,
(ii) weekly, on Wednesday of each week, or, in the case of the Treasury Rate, on Tuesday of each week, or , in the case of the Weekly-Average Federal Funds Rate, on Monday of each week, (iii) monthly, on the 7th of each month; (iv) quarterly, on the Monday of each February 7, May 7, August 7 and November 7; and (v) semiannually, on each May 7 and November 7.

         Unless otherwise specified on the applicable Mode Terms Designation Date, the interest rate with respect to each Floating Rate Basis shall be determined in accordance with the applicable provisions below. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

         If any Interest Reset Date would otherwise be a day that is not a Business Day, the particular Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is the applicable Floating Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is the applicable Floating Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, the particular Interest Reset Date shall be postponed to the next succeeding Business Day.

         The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date shall be the rate determined as of the applicable "Interest Determination Date", which shall be:

o with respect to the Commercial Paper Rate, the Federal Funds Rate, the Prime Rate, the Seven-Day Commercial Paper Rate and the Weekly-Average Federal Funds Rate - the Business Day immediately preceding the related Interest Reset Date;

o with respect to the CMT Rate - the second Business Day preceding the related Interest Reset Date;

o with respect to LIBOR - the second London Business Day preceding the related Interest Reset Date; and

o with respect to the Treasury Rate - the day in the week in which the related Interest Reset Date falls on which day Treasury Bills are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday.

         Unless otherwise specified, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

         The "Index Maturity" means the designated period to maturity of the instrument or obligation with respect to which the related Floating Rate Basis will be calculated.

         The Calculation Agent shall determine each Floating Rate Basis in accordance with the following provisions:

         CMT Rate. "CMT Rate" means:

(1)      if CMT Telerate Page 7051 is selected for the applicable Spread Period:

(a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity selected on the applicable Mode Terms Designation Date as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Telerate Page 7051"), for the particular Interest Determination Date; or

(b) if the rate referred to in clause (a) does not so appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities"; or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Remarketing Reset Agent or its affiliates or, as the case may be, the Remarketing Dealers or their affiliates) (each a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

(h)               if fewer  than  three  prices  referred  to in clause  (f) are
                  provided  as  requested,   the  CMT  Rate  in  effect  on  the
                  particular Interest Determination Date.

(2)      if CMT Telerate Page 7052 is selected for the applicable Spread Period:

          (a) the percentage equal to the one-week or one-month, as selected on the applicable Mode Terms Designation Date, average yield for United States Treasury securities at "constant maturity" having the Index Maturity selected on the applicable Date, as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc. (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

          (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as selected on the applicable Mode Terms Determination Date, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities"; or

          (c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as selected on the Mode Terms Designation Date, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

          (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

          (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

          (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

          (g) if fewer than five but more than two prices  referred to in clause
     (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated; or

          (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

         If two United States Treasury securities with an original maturity greater than the Index Maturity selected on the applicable Mode Terms
Designation Date, have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

         Commercial Paper Rate.  "Commercial Paper Rate" means:

(1) the Money Market Yield on the Interest Determination Date of the rate for commercial paper having the Index Maturity selected on the applicable Mode Terms Designation Date published in H.15(519) under the caption "Commercial Paper-Nonfinancial"; or

(2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation
                  Date, the rate on the Interest Determination Date for commercial paper having the Index Maturity selected on the applicable Mode Terms Designation Date, published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial"; or

(3) if the rates referred to in clauses (1) and (2) are not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Remarketing Reset Agent and its affiliates or, as the case may be, the Remarketing Dealers and their affiliates), selected by the Calculation Agent for commercial paper having the Index Maturity selected on the applicable Mode Terms Designation Date, placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; or

(4) if the dealers selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the Interest Determination Date.

         Federal Funds Rate.  "Federal Funds Rate" means:

(1) the rate on the Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as displayed on Bridge Telerate, Inc. or any successor service on page 120 or any other page as may replace the applicable page on that service ("Telerate Page 120"); or

(2) if the rate referred to in clause (1) does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the Interest Determination Date for United States dollar federal funds published in H.15 Daily Update, or other
                  recognized   electronic   source   used  for
                  the purpose of displaying the applicable rate, under the caption "Federal Funds/Effective Rate"; or

          (3) if the rates referred to in clauses (1) and (2) are not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Remarketing Reset Agent or its affiliates or, as the case may be, the Remarketing Dealers or their affiliates), selected by the Calculation Agent before 9:00 A.M., New York City time, on the Interest Determination Date; or

          (4) if the brokers selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the Interest Determination Date.

         LIBOR.  "LIBOR" means:

          (1) the rate for deposits in U.S. dollars, having the Index Maturity selected on the applicable Mode Terms Designation Date, or on November 2, 2000, in the case of the Initial Period, commencing on the Interest Reset Date, that appears as of 11:00 A.M., London time, on the particular Interest Determination Date on the display on Bridge Telerate, Inc. or any successor service on page 3750 or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for U.S. dollars ("Telerate Page 3750"); or

          (2) if no rate appears on the particular Interest Determination Date on Telerate Page 3750 as specified in clause (1), the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Remarketing Reset Agent or, as the case may be, the Remarketing Dealers) in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of the applicable Index Maturity commencing on the related Interest Reset Date, by prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; or

          (3) if fewer than two offered quotations referred to in clause (2) are so provided, the rate on the Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New
               York, on the Interest Determination Date by three major banks (which may include affiliates of the Remarketing Reset Agent or, as the case may be, the Remarketing Dealers), in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having the applicable

               Index Maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time;

          (4) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (3), LIBOR in effect on the particular Interest Determination Date.

         Prime Rate.   "Prime Rate" means:

          (1) the rate on the Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan"; or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the Interest Determination Date published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan"; or

          (3) if the rates referred to in clauses (1) and (2) are not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page (as defined below) as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the Interest Determination Date; or

          (4) if fewer than four rates described in clause (3) by 3:00 P.M., New York City time, on the related Calculation Date are shown on Reuters Screen USPRIME 1, the rate on the Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Interest Determination Date by three major banks (which may include affiliates of the Remarketing Reset Agent or, as the case may be, the Remarketing Dealers) in The City of New York selected by the Calculation Agent; or

          (5) if the banks selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the Interest Determination Date.
         "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuter Monitor Money Rates Service (or any successor service) on the USPRIME 1 Page (or such other page as may replace the USPRIME 1 Page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

         Seven-Day Commercial Paper Rate. "Seven Day Commercial Paper Rate" means:

(1) the Money Market Yield of the 7-day "AA" nonfinancial Commercial Paper Rate shown on the internet world wide web page (or any successor page) of the Board of Governors of the Federal Reserve System (www.bog.frb.fed.us/releases/CP/) at

                  11:00 a.m., New York City time, on the Interest Determination Date for the Business Day immediately preceding such Interest Determination Date; or

          (2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the Interest Determination Date for the Business Day immediately preceding such Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Remarketing Dealers and their affiliates or, as the case may be, the Remarketing Reset Agent and its affiliates), selected by the Calculation Agent for 7-day commercial paper placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; or

          (3) if the dealers selected by the Calculation Agent are not quoting as mentioned in clause (2), the Seven- Day Commercial Paper Rate in effect on the Interest Determination Date.

         Treasury Rate.  "Treasury Rate" means:

          (1) the rate from the auction held on the Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity selected on the applicable Mode Terms Designation Date, under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Telerate Page 57"); or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

          (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

          (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

          (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Remarketing Reset Agent or its affiliates or, as the case may be, the Remarketing Dealers or their affiliates) selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity selected on the applicable Mode Terms Designation Date; or

          (7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

         "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

               [Bond equivalent yield equals D times N divided by 360 minus (D times M), all mutiplied by 100.]


where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

         Weekly-Average Federal Funds Rate. "Weekly-Average Federal Funds Rate " means:

          (1) the rate equal to the weekly average rate for the week ending in the week in which the particular Interest Determination Date falls for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective), Week Ending"; or

          (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective), Week Ending"; or

          (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Remarketing Dealers or their affiliates or, as the case may be, the Remarketing Reset Agent or its affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date; or

          (4) if the brokers selected by the Calculation Agent are not quoting as mentioned in clause (3) the Weekly-Average Federal Funds Rate in effect on the Interest Determination Date.

         (b) Fixed Rate. The "Fixed Rate Basis" for any Spread Period means the semiannual equivalent yield to maturity or interpolated yield to maturity (on a day count basis) determined by 1:00 p.m., New York City time, on the MOPPRS/CHEERS Spread Determination Date for the MOPPRS/CHEERS Mode or, as the case may be, on the Fixed Interest Determination Date for any Subsequent Spread Period (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the applicable United States Treasury security (or securities in the case of interpolation), selected by the Calculation Agent after consultation with the applicable Remarketing Dealer or, as the case may be, the Remarketing Reset Agent, as having a maturity or interpolated maturities comparable to the term selected for the following Spread Period, which would be used in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the term selected for the following Spread Period.

         Interest shall be payable semiannually in arrears on the Interest Payment Dates specified on the applicable Mode Terms Designation Date at (i) the MOPPRS/CHEERS Rate beginning on the applicable Mandatory Tender Date and continuing for the term of the MOPPRS/CHEERS Spread Period, in the case of the MOPPRS/CHEERS Mode, or (ii) the applicable Fixed Rate, beginning on the applicable Optional Tender Date and continuing for the duration of the relevant Subsequent Spread Period, in the case of the Remarketing Reset Mode. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

16. Effect of Events of Default. If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

17. Defeasance. Notwithstanding any provision to the contrary in the Indenture or otherwise, prior to the Mandatory Tender Date for remarketing in the MOPPRS/CHEERS Mode, neither the Company nor any of its subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the Securities prior to the remarketing thereof by the applicable Remarketing Dealer.

18. Maintenance in Book-Entry Form. Notwithstanding any provision to the contrary set forth in the Indenture, the Company (i) shall use its reasonable efforts to maintain the

Securities in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Securities in book-entry form, and (ii) waives any discretionary right it otherwise has under the Indenture to cause the Securities to be issued in certificated form, unless such issuance is required by law or judicial or administrative order.

19. Obligation to Pay Principal, Premium, if any, and Interest. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Security at the times, places and rate or formula, and in the manner and coin or currency, herein prescribed.

         No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting this Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Security.

         20. CUSIP Number. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused a CUSIP number to be printed on this Security and has directed the Trustee to use the CUSIP number as a convenience to Holders. No representation is made as to the correctness of such numbers and reliance may be place only on the other identification numbers printed on this Security.

         21. Amendment and Modification. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities at the time outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities, in certain instances, to waive, on behalf of all of the Holders of Securities, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation or such consent or waiver is made upon this Security. Without the consent of any Holder, (i) the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency or to make certain other specified changes or any change that does not materially adversely affect the rights of any Holder and (ii) the tender and settlement procedures may be modified as provided in Sections 11 and 13(c) above. Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as permitted in the Indenture.

         22. Treatment for United States Federal Income Tax Purposes. Each Holder of this Security, by virtue of its purchase hereof, agrees, with respect to the period from the Original Issue Date to the Initial Mandatory Tender Date, to (a) treat this Security, for United States federal, state and local income tax purposes, as a variable rate debt instrument (as defined in U.S. Treasury Regulation Section 1.1275-5) that matures on the Initial Mandatory Tender Date and bears qualified stated interest (as defined in U.S. Treasury Regulation Section 1.1273-1(c)), and
(b) file all United States federal, state and local income, franchise and estate tax returns consistent with the treatment set forth in clause (a) of this
Section (in the absence of any change or  clarification in applicable law,   by
regulation   or   otherwise,   requiring   a  different characterization or
treatment thereof).

         23. Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein and herein set forth (including without limitation the restrictions on transfer under the Indenture in the event this Security is a global Security as evidenced by the legend first set forth above and provided in the Indenture), the transfer of this Security is registrable in the Security Register of the Company upon surrender of this Security for registration of transfer at the office or agency of the Security Registrar in The City of New York, New York designated for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount and otherwise bearing identical terms and provisions, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein and herein set forth (including without limitation the restrictions on transfer under the Indenture in the event this Security is a global Security as evidenced by the legend first set forth above and provided in the Indenture), this Security is exchangeable for a like aggregate principal amount of Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same at the office or agency of the Security Registrar in The City of New York, New York designated for such purpose.

         No service charge shall be made for any such registration of transfer or exchange of Securities, but the Company or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Initially, the Trustee will act as Security Registrar and the office at which this Security must be surrendered for registration of transfer or exchange is currently the corporate trust department of the Trustee at 101 Barclay Street, New York, New York 10286.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         24. Governing Law. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State without regard to conflict of law principles.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common
UNIF GIFT MIN ACT  -              Custodian
                      -----------           ------------
                       (Cust)                  (minor)
                          under Uniform Gifts to Minors Act

                              ----------------------(State)

TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as
              tenants in common

                Additional abbreviations may also be used though not in the above list.

                         ------------------------------------

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
                  OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

                                                           this Security and all
rights thereunder hereby irrevocably constituting and appointing

                                              Attorney to transfer this Security
on the books of the Trustee, with full power of substitution in the premises.

Dated:


                                                     Notice: The signature(s) on
                                                     this     Assignment    must
                                                     correspond with the name(s)
                                                     as written upon the face of
                                                     this   Security   in  every
                                                     particular,         without
                                                     alteration  or  enlargement
                                                     or any change whatsoever.



--------
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owned by Merrill Lynch & Co., Inc.
    "CHase                                         ExtendiblE       Remarketable
                                                   SecuritiesSM"  and "CHEERSSM"
                                                   are  service   marks  of  The
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